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                                                                      EXHIBIT 11

                     INVESTORSBANCORP, INC. AND SUBSIDIARY
              COMPUTATION OF BASIC AND DILUTED EARNINGS PER SHARE
                                  (UNAUDITED)

A reconciliation of the income and shares used in computing the basic and diluted earnings per share is as follows:

                                                      FOR THREE MONTHS ENDED                   FOR NINE MONTHS ENDED
                                                      ----------------------                   ---------------------
                                                           SEPTEMBER 30,                           SEPTEMBER 30,
                                                           -------------                           -------------
                                                     1999                1998                 1999               1998
                                                     ----                ----                 ----               ----
Net income                                           $ 138,469            $ 73,411            $ 260,203          $ 110,291
                                                ===============     ===============      ===============    ===============

Determination of shares:

Weighted average common shares
   outstanding (basic)                               1,000,000           1,000,000            1,000,000          1,000,000

Assumed conversion of stock options                          -              24,204                    -             23,686
                                                ---------------     ---------------      ---------------    ---------------

Weighted average common shares
   outstanding (diluted)                             1,000,000           1,024,204            1,000,000          1,023,686
                                                ===============     ===============      ===============    ===============


Basic earnings per common share                         $ 0.14              $ 0.07               $ 0.26             $ 0.11
                                                ===============     ===============      ===============    ===============

Diluted earnings per common share                       $ 0.14              $ 0.07               $ 0.26             $ 0.11
                                                ===============     ===============      ===============    ===============

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